Exhibit 99.1


          Spectrum Brands Updates FY07 Financial Projections


    ATLANTA--(BUSINESS WIRE)--July 12, 2007--Spectrum Brands, Inc. (NYSE: SPC) announced today it anticipates that full year 2007 sales and earnings before interest, tax, depreciation and amortization (EBITDA) will be lower than previously anticipated. Preliminary results for the recently completed fiscal third quarter and projections for the fiscal fourth quarter suggest that the company will generate full year 2007 net sales of approximately $2,634 million and EBITDA of between $260 and $264 million. This compares with earlier expectations of net sales of $2,648 million and EBITDA of $282 million. (See Table I for further details.)

    The company lowered projections due to unfavorable weather conditions experienced during the fiscal third quarter, particularly the impact of drought conditions across much of the country, which had a negative impact on its Home & Garden business, as well as lower than expected European battery sales and a cautious outlook on the part of U.S. retailers regarding inventory levels, which caused a shortfall in projected results for Global Batteries and Personal Care.

    Commenting on the company's performance and outlook, Spectrum Brands Chief Executive Officer Kent Hussey stated, "Our Home & Garden business is performing well as measured by market share and customer service levels, despite recent weather conditions. We remain confident in the fundamental strength of this business and our ability to execute a sale of this asset at a fair valuation. We continue to make progress on our corporate strategy and believe we are taking the right actions to improve profitability in all of our business segments, strengthen our capital structure through the strategic sale of one or more assets, and create sustainable value for our equity holders."

    The company does not anticipate any liquidity issues or problems complying with its debt covenants as a result of its revised projections. As previously announced, Spectrum has received financing commitments from Goldman Sachs and Wachovia Bank to provide the company with a $225 million asset based loan facility, with a concomitant reduction of its senior credit facility term loan by the same amount. The company expects to close on this transaction during its fiscal fourth quarter.

    Spectrum Brands will host a conference call with members of the investment community on August 7, 2007 at 8:30 a.m. EDT to discuss fiscal third quarter results. Access to the call will be available at www.spectrumbrands.com.

    Forward Looking Statements

    Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially from these statements as a result of (1) changes in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending,
(2) changes in consumer demand for the various types of products Spectrum Brands offers, (3) changes in the general economic conditions where Spectrum Brands does business, such as interest rates, currency exchange rates, inflation, consumer spending and raw material costs,
(4) the company's ability to successfully implement manufacturing, distribution and other cost efficiencies and other restructuring initiatives, and various other factors, including those discussed herein and those set forth in Spectrum Brands' securities filings, including the most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

    The company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

    About Spectrum Brands, Inc.

    Spectrum Brands is a global consumer products company and a leading supplier of batteries, portable lighting, lawn and garden products, household insect control, shaving and grooming products, personal care products and specialty pet supplies. Spectrum Brands' products are sold by the world's top 25 retailers and are available in more than one million stores in 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generated net sales of $2.5 billion in fiscal 2006 and has approximately 8,400 employees worldwide. The company's stock trades on the New York Stock Exchange under the symbol SPC.



                   Spectrum Brands Fiscal 2007 Net Sales and EBITDA
                                      Projections
                 -----------------------------------------------------
                                            Remaining 6
                      Q1           Q2         Months         Total
                 ------------ ------------ ------------- -------------
Fiscal Year 2007 Sales EBITDA Sales EBITDA Sales  EBITDA Sales  EBITDA
----------------
Global Battery/
Personal Care     $427  $ 46   $297  $ 28  $  684  $ 79  $1,409  $153

Home & Garden       56   (18)   220    16     390    51     665    50

Pet                138    23    143    22     280    47     560    92

Corporate            -   (10)     -   (11)      -   (12)      -   (33)
                 ----- ------ ----- ------ ------ ------ ------ ------

Consolidated      $620  $ 41   $660  $ 55  $1,354  $165  $2,634  $262
                 ===== ====== ===== ====== ====== ====== ====== ======




Reconciliation of EBITDA to Income From Continuing
 Operations Before Interest and Taxes


Fiscal Year 2007 - First Quarter          GBPC   H&G  Pet Corp  Total
---------------------------------------- ------ ----- --- ----- ------
Income from Continuing Operations before
 Interest and Taxes                         40     -   13  (15)    38

Depreciation and Amortization                6     -    6    5     17

Restructuring and Related Charges (A)        3     -    4    -      7

Discontinued Operations (B)                  -   (18)   -    -    (18)

Brazilian IPI Credit (C)                    (3)    -    -    -     (3)

EBITDA                                   $  46  $(18) $23 $(10) $  41
                                         ------ ----- --- ----- ------

Fiscal Year 2007 - Second Quarter         GBPC   H&G  Pet Corp  Total
---------------------------------------- ------ ----- --- ----- ------
Income from Continuing Operations before
 Interest and Taxes                       (202)    -   10  (20)  (212)

Depreciation and Amortization                9     -    5    5     19

Restructuring and Related Charges (A)       10     -    7    -     17

Discontinued Operations (B)                  -    16    -    -     16

Brazilian IPI Credit (C)                    (3)    -    -    -     (3)

Goodwill Impairment (D)                    214     -    -    -    214

Professional fees - H&G Sale Process (E)     -     -    -    4      4

EBITDA                                   $  28  $ 16  $22 $(11) $  55
                                         ------ ----- --- ----- ------

Fiscal Year 2007 - Remaining Six Months   GBPC   H&G  Pet Corp  Total
---------------------------------------- ------ ----- --- ----- ------
Income from Continuing Operations before
 Interest and Taxes                         46     -   30  (34)    42

Depreciation and Amortization               17     -   11    4     32

Restructuring and Related Charges (A)       22     -    6   18     46

Discontinued Operations (B)                  -    51    -    -     51

Brazilian IPI Credit (C)                    (6)    -    -    -     (6)

EBITDA                                   $  79  $ 51  $47 $(12) $ 165
                                         ------ ----- --- ----- ------

(A) Restructuring and related charges primarily reflect integration initiatives associated with the United and Tetra acquisitions, a series of actions in Europe to reduce operating costs and rationalize operating structure as well as initiatives announced in fiscal year 2007 to rationalize and streamline our global operating structure.

(B) Represents the operating income (loss) of the Home and Garden business which has been reflected as a discontinued operation as of October 1, 2007.

(C) Represents the benefit related to expiring penalties associated with the Company's provision for presumed credits applied to the Brazilian excise tax on manufactured products, which expire in the respective period.

(D) Represents the impairment of goodwill written off as a result of a performed evaluation in accordance with SFAS No. 142, "Goodwill and Other Intangible Assets."

(E) Reflects professional fees incurred in connection with the sale of the Company's Home & Garden business.



    CONTACT: Spectrum Brands
             Investor Contact
             Nancy O'Donnell, 770-829-6208
             VP Investor Relations
             or
             Sard Verbinnen & Co for Spectrum Brands
             Media Contact
             Victoria Hofstad or Jamie Tully, 212-687-8080